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                                                                    EXHIBIT 3.2








                                   AMENDED AND
                                    RESTATED
                                    BYLAWS OF

                      STATE FINANCIAL SERVICES CORPORATION
                            (A WISCONSIN CORPORATION)

                    AMENDED AND RESTATED ON JANUARY 27, 1998


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                               ARTICLE 1. OFFICES

         1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02 Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may, but need not, be identical to the corporation's principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

                             ARTICLE 2. SHAREHOLDERS

         2.01. Annual Meeting. The annual meeting of the shareholders shall be held in April or May of each year at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

               At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) brought before the meeting by a shareholder pursuant to this By-Law.

               Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this By-Law.

               For business to be properly brought before an annual meeting by a shareholder, and for nominations by shareholders for the election of directors, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. All notices given pursuant to this section shall be in writing and must be received by the Secretary of the corporation not later than ninety days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. All such notices shall include
(i) a representation that the person sending the notice is a shareholder of record and will remain such through the record date for the meeting, (ii) the name and address, as they appear on the corporation's books, of such shareholder, (iii) the class and number of the corporation's shares which are owned beneficially and of record by such shareholder, and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the shareholder wishes to bring to the attention of the corporation, and shall specify any material interest of such shareholder in such business. Notice as to nominations shall set forth the name(s) of the nominee(s), address(e's) of each, a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareholder. Nothing in these By-Laws shall require the corporation to include in any notice, proxy statement or other mailing to shareholders any information regarding nominees or proposals made by shareholders except as otherwise required by law.

               The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.


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         2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by section 2.04 of these By-Laws.

         2.03. Place of Meeting. The Board of Directors may designate any place, either inside or outside the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         2.04.    Notices to Shareholders.

                  (a) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, if there is one, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder's address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least 20 days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business.

                  (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.04, to those persons who are shareholders as of the new record date.

                  (c) Waiver of Notice. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

                      A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

                      (i) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

                      (ii) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these By-Laws, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

                  (e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a

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proposed amendment to the Articles of Incorporation (including any restated
articles); (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

         2.05. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting or to notice of or to vote at a meeting of shareholders, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, or (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

               In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix the record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Wisconsin, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         2.06. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection

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hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting .

         2.07. Quorum. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

         2.08. Conduct of Meetings. The Chairman of the Board or, in his or her absence, the President, and, in the President's absence, any officer or director chosen by the shareholders present or represented by proxy shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

         2.10. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

                          ARTICLE 3. BOARD OF DIRECTORS

         3.01 General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be fixed from time to time by the directors of the Corporation but shall in no event be less than five (5). The directors shall be divided into three classes, each class to consist of approximately one-third of the directors. Initially the first class shall consist of two (2) directors, the second class shall consist of two (2) directors and the third class shall consist of one (1) director. The term of office of those of the first class shall expire at the annual meeting next ensuing after their election and of the second class one year thereafter and of the third class two years thereafter, and in all cases, until their respective successors shall have been elected and qualified. At the annual meetings following the initial election of directors by classes, the successors to the class of directors whose term expires in that year shall be elected for a term of three (3) years to succeed those whose terms expire, so that the term of office of one class of directors shall expire in each year, but, subject to the provisions of the Bylaws of the Corporation, each director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         3.02 Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office with or without cause by affirmative vote of a majority of the outstanding shares entitled to vote for the

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election of such director taken at a meeting of shareholders called for that purpose. A director may resign at any time be delivering written resignation to the Board of Directors, the Chairman of the Board, or the corporation by U.S. mail, private mail carrier, teletype, telegram, facsimile communication or personal delivery. Such resignation shall be effective upon delivery of such notice. Directors need not by residents of the State of Wisconsin or shareholders of the corporation. No person shall be eligible for election or appointment to the Board of Directors who is more than 72 years of age. The age limitation contained in the immediately preceding sentence shall not apply to any person who was a member of the Board of Directors on or prior to November 9, 1989.


         3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders that precedes it or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without notice other than such resolution.

         3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them and, if no other place is fixed, the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

         3.05 Telephonic and Other Meetings. Any regular or special meeting of the Board of Directors may be held by use of any means of communication by which all participating directors may simultaneously hear each other during the meeting or by which all communication during the meeting is immediately transmitted to each participating director and each participating director is able immediately to send messages to all other participating directors. All participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in this Section 3.05 is deemed to be present in person at the meeting. The corporation shall, from time to time as it deems necessary to maintain the integrity of such telephonic or other meetings, assign passwords or security codes to each director for purposes of verifying the director's identity prior to any vote of directors.

         3.06 Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.04) shall be given by written notice given personally or by U.S. mail or private mail carrier, teletype, telegram or facsimile communication to each director at his business address or at such other address as such director shall have designated in a writing filed with the Secretary, in each case not less than 48 hours if given by U.S. mail or private mail carrier and not less than 24 hours if given by teletype, telegraph, facsimile or personal delivery. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time whether before or after the time of meeting by the director entitled to such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purposes of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.07 Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

         3.08 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by law, the Articles of Incorporation or these Bylaws.

         3.09 Conduct of Meetings. The Chairman of the Board, ir if the Board of Directors determines not to elect

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a Chairman of the board, or in his absence, the President, or in his absence, a
Vice President, if any, in the order provided under Section 4.06, or in his absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but, in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary, director or other person present to act as secretary of the meeting.

         3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by shareholders, the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the board, the directors by the affirmative vote of a majority of all of the directors then in office.

         3.11 Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and regardless of any personal interest of any of its members, may establish reasonable compensation for all directors for services to the corporation as directors, officers or otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pension, disability or death benefits and other benefits or payments to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees of the corporation.

         3.12 Presumption of Assent. A director of the corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting or promptly upon his arrival to the holding of the meeting or the transacting of business at the meeting, or unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall deliver written dissent to such action to the presiding officer of the meeting before the adjournment thereof or unless he shall forward such dissent by certified mail to the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.13 Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors that, to the extent provided in said resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except for taking action to authorize a distribution; approve or propose to shareholders action that is required to be approved by shareholders by law; fill vacancies on the Board of Directors; amend the Articles of Incorporation; adopt amend or repeal Bylaws, approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within the limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors on its activities as the Board of Directors may request.

              The Board of Directors shall establish a standing Audit Committee, Compensation Committee and Nominating Committee. The Board of Directors shall, by resolution, designate the power, duties and authority of each of these committees.

              The Board of Directors can, by resolution, adopt the duties and authority of the Audit Committee, the Compensation Committee and the Nominating Committee as set forth on Exhibit A, Exhibit B and Exhibit C, respectively following these Bylaws.

         3.14 Unanimous Consent Without Meeting. Any action required or permitted by the Articles of

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Incorporation, Bylaws or any provision of law to be taken by the Board of
Directors at a meeting or by resolution may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors then in office.

                               ARTICLE 4. OFFICERS

         4.01 Number. The principal officers of the corporation shall be elected by the Board of Directors pursuant to Section 4.02. They shall include a President and a Secretary, and may include, among such other offices as the Board of Directors deems appropriate, a Chairman of the Board, a number of Vice Presidents, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or, if authorized by the Board of Directors, by a duly appointed officer of the corporation. Any two or more officers may be held by the same person. The President shall be the Chief Executive Officer and a Director of the Corporation.

         4.02 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. Each officer shall hold office until his successor shall be duly elected or until his prior death, resignation or removal. The president shall be the chief Executive Officer and a Director of the corporation.

         4.03 Resignation and Removal. An officer may resign at any time by delivering written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by him under authority of the Board of Directors at any time with or without cause and notwithstanding the contract rights, if any, of the officer so removed.

         4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

         4.05 President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors unless the Board shall elect a Chairman of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or that shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         4.06 Vice Presidents. If such positions are elected to be filled by the Board of Directors, the Vice Presidents of the corporation in order of rank shall be Executive Vice President, if any, and Vice President. Each Vice President shall have the authority and duties and shall perform the functions specified by the Board of Directors. In the absence of the President or in the event of his death, inability or refusal to act, or for any reason it shall be impractical for the President to act personally, his power shall be assumed and his duties discharged by the Executive Vice President first, and then by the senior Vice President available. Any Vice President may, with the Secretary or Assistant Secretary, sign certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence as to third parties of his authority to act in the stead of the President.

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



         4.07 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized (if provided for by the Board of Directors, see Section 8.01); (d) keep or arrange for the keeping of a register furnished to the Secretary by such shareholder; (e) with the President, or a Vice President, sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         4.08 Treasurer. If such position is elected to be filled by the Board of Directors, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all duties incident to the office of Treasurer and such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.09 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         4.10 Chairman of the Board. The Chairman of the Board of Directors (if such offices is designated and filled pursuant to Section 4.01) shall, with the President, have general active management of the business of the corporation. He shall, if present, preside over all meetings of the shareholders and directors. He shall form time to time report to the Board of Directors on all matters within his knowledge that the interests of the corporation may require to be brought to the attention of the Board of Directors. He may execute and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, and in general shall perform all duties usually incident to the office of the Chairman of the Board and such other duties, as may from time to time be assigned to him by the Board of Directors.

         4.11 Other Assistants and Acting Officers. The Board of Directors shall have the power to elect or to authorize a duly elected officer of the corporation to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or duly elected officer of the corporation so authorized shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                             SPECIAL CORPORATE ACTS

         5.01 Contracts. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, or an Assistant Secretary, the Treasurer or an Assistant Treasurer; and, when necessary or required, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer; and, when necessary or required, the Secretary or Assistant Secretary shall affix the corporate seal, if any, thereto. When so executed, no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, officers, agent or agents of the corporation and in such manner from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.05 Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares of other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation bu the President of this corporation if he be present or in his absence, by any Vice President of this corporation who may be present; and (b) whenever, in the judgement of the President or, in his absence, any Vice President, it is desirable for this corporation to execute a proxy or consent, it shall be executed in the name of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature of attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares of such other corporation owned by this corporation the same as such shares or other securities might be voted by this corporation.

             ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFERS

         6.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

         6.02 Facsimile Signatures and Seal. The seal of the corporation, if provided for by the Board of Directors, on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles.

         6.03 Signature by Former Officers. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be such officer before such certificate is issued, it may issued by the corporation with the same effect as if he were such officer at the date of its issue.

         6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all of the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner of any other person suffering loss as a result of such registration of transfer if there were on or with the certificate the necessary endorsements and the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

         6.05 Lost, Destroyed or Stolen Certificates. Where an owner claims that his certificates for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued I place thereof if the owner so requests before the corporation has notice that such shares have been acquired by a bona fide purchases and, upon requires of the President or the Board of Directors, files with the corporation a sufficient indemnity bond and satisfies such other reasonable requirements as the Board of Directors may prescribe.

         6.06 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof, if any. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The Board of Directors' determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and make credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.07 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Wisconsin Statutes and federal securities laws as it may deem expedient representing shares of the corporation.

           ARTICLE 7. OFFICERS AND DIRECTORS; LIABILITY AND INDEMNITY;
                          TRANSACTIONS WITH CORPORATION

         7.01 Definitions Applicable to indemnification and Insurance
Provisions.

              (a) "Director, Officer, Employee or Agent" means any of the following:

                       (1) A natural person who is or was a director, officer, employee or agent of the Corporation.

                       (2) A natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                       (3) A natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                       (4) Unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent.

                  (b) "Liability" includes the obligation to pay a judgement, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

                  (c) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

         7.02     Mandatory Indemnification.

                  (a) The Corporation shall indemnify a director, officer, employee or agent to the extent he or she has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, including but not limited to any act or failure to act alleged or determined to have been negligent, or to have violated the Employee Retirement Income Security Act of 1974, which involves the right of the Corporation or by any other person or entity (a "Proceeding"), for all reasonable fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with the Proceeding (the "Expenses") if such person was a party because he or she is a director, officer, employee or agent. Indemnification under this subsection (a) shall be made within ten (10) days of receipt of a written demand for indemnification.

                  (b) In cases not included under subsection (a), the Corporation shall indemnify a director, officer, employee or agent against Liability and Expenses incurred by such person in a proceeding to which such person was a party because he or she is a director, officer, employee or agent, unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation with constitutes:

                      (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

                      (2) A violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

                      (3) A transaction from which the director, officer, employee or agent derived an improper personal profit; or

                      (4) Willful misconduct.

                  Indemnification required under this subsection (b) shall be made within thirty (30) days of receipt of a written demand for indemnification.

         7.03     Determination That Indemnification Is Proper.

                  (a) Unless provided otherwise by a written agreement between the director, officer, employee or agent and the Corporation, determination of whether indemnification is required under Section 2 shall be made by one of the following means selected by the director, officer, employee or agent seeking indemnification:

                      (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time Parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time Parties to the same or related Proceedings may participate in the designation of members of the committee;

                      (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in subsection
(1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors including directors who are Parties to the same or related Proceedings;

                      (3) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under subsection (2) to select independent counsel, one arbitrator selected by the director, officer, employee or agent seeking indemnification and one arbitrator selected by the two arbitrators previously selected;

                           (4) By an affirmative vote of a majority of the
outstanding shares. Shares owned by, or voted under the control of, persons who are at the time Parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination; or

                           (5) By court order.

                  (b) The termination of a Proceeding by judgement, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director, officer, employee or agent is not required under this section.

                  (c) A director, officer, employee or agent who seeks indemnification under this section shall make a written request to the Corporation. As a further precondition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such director, officer, employee or agent against any such other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and Expense for which such director, officer, employee or agent is seeking indemnification, and that the director, officer, employee or agent is hereby deemed to have assigned to the Coporatoin all such rights and remedies.

                  (d) Indemnification under this section is not required to the extent the director, officer, employee or agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

                  (e) Upon written request by a director, officer, employee or agent who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable expenses incurred if the director, officer, employee or agent provides the Corporation with the following:

                      (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation ; and

                      (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance without interest to the extent that it is ultimately determined by court order that indemnification under Section 7.02(b) is prohibited.

                  (f) The right to indemnification under this Article may only be reduced by a subsequent vote of not less than two-thirds of the Corporation's outstanding capital stock entitled to vote such matters. Any reduction in the right to indemnification may only be prospective from the date of such vote.

             7.04 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this section.

             7.05 Intent. It is the intent of the Corporation to provide indemnification to and for its directors, officers, employees or agents to the fullest extent allowed by Wisconsin Business Corporation Law, and this Bylaw shall be liberally construed in order to fulfill this intent.

             7.06 Severability . If this Article or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the director, officer, employee or agent as to Expenses, judgements, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article that is not invalidated or by any other applicable law.

                                 ARTICLE 8. SEAL

         8.01 Seal. The Board of Directors may provide for a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words, "Corporate Seal." Notwithstanding the preceding sentence, the Corporation shall not be required to have corporate seal.

                             ARTICLE 9. FISCAL YEAR

         9.01 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 each year.

                              ARTICLE 10. DIVIDENDS

         10.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and all applicable federal and state laws and regulations may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

                             ARTICLE 11. AMENDMENTS

         11.01 By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of shares present or represented at any annual or special meeting of shareholders at which a quorum is in attendance.

         11.02 By Directors. These Bylaws may be altered, amended or repealed an new Bylaws may be adopted by the Board of Directors by affirmative vote of two-thirds (2/3) of the number of directors present at any meeting at which a quorum is in attendance, but no Bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the Bylaw so adopted so provides.

         11.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors that would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                                    APPROVED:

                                                   /s/ Michael A. Reindl
                                                 ---------------------------
                                                 Secretary

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


AUDIT COMMITTEE RESPONSIBILITIES

                                    EXHIBIT A
                      STATE FINANCIAL SERVICES CORPORATION
                   SUMMARY OF AUDIT COMMITTEE RESPONSIBILITIES

         1. Primary Functions and Responsibilities. The Audit Committee is established to assist in monitoring the independence of the Corporation's outside auditors and thereby promote objectivity in the Corporation's financial reporting. The Audit Committee shall serve as the liaison between the Corporation's outside auditors and its Board of Directors. The Audit Committee shall have responsibility for the following primary functions:

            (a) To recommend the particular outside accounting firm to be employed by the Corporation as its independent auditors, approve their compensation and review and approve their discharge of duties;

            (b) To consult with the outside auditors with regard to the audit scope and plan of audit;

            (c) To review, in consultation with the outside auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any.

            (d) To consult with the outside auditors periodically, as the Audit Committee deems appropriate, outside the presence of the Corporation's management, with regard to the adequacy of the Corporation's internal controls.

            In performing the foregoing functions, the Audit Committee should review in particular any areas where the Corporation's management and its outside auditors disagree and the manner in which such disagreements were resolved. The Audit Committee should determine whether the outside auditors were generally satisfied with the audit and bring to the attention of the Corporation's Board of Directors any problems identified during the course of the audit.

         2. Special Functions and Responsibilities. In addition to the above primary functions of the Audit Committee, the Audit Committee also shall be responsible for the following functions:

            (a) To conduct special investigations regarding the Corporation's financial matters.

            (b) To confirm and ensure the independence of the internal audit department, if any, and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

            (c) To review and update the Audit Committee's charter annually.

            (d) To inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

            (e) To review with management and the independent accountant at the completion of the annual examination:

                (i) The Corporation's annual financial statements and related footnotes.

                (ii) The independent accountant's audit of the financial statements and their report thereon.

                (iii) Any significant changes required in the independent accountant's audit plan.

                (iv) Any serious difficulties or disputes with management encountered during the course of the audit.

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


AUDIT COMMITTEE RESPONSIBILITIES

                (v) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

            (f) To consider and review with management:

                (i) Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

                (ii) Any changes required in the planned scope of the audit plan.

                (iii) The adequacy of the Corporation's internal controls, including computerized information system controls and security.

            (g) To review legal and regulatory matters that may have a material effect on the financial statements, related Corporation compliance policies and programs and reports received from regulators.

            (h) To report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

            (i) The Audit Committee will perform such other functions as assigned by law, the Corporation's Articles of Incorporation or By-Laws, or the Board of Directors.

         3. Relationship With the Board of Directors. The Board of Directors shall review annually the scope of responsibilities of the Audit Committee and the effectiveness with which the Audit Committee has carried out its responsibilities during the foregoing year. The Audit Committee shall report to the Board of Directors and shall have such power and authority as is necessary for it to fulfill its responsibilities. The Audit Committee shall perform such functions and retain such authority until otherwise provided by the Board of Directors or unless any such matter is specifically approved by the Board of Directors. The Chief Financial Officer of the Corporation shall be responsible for providing all information requested by the Audit Committee to perform its duties as set forth herein.

                                    EXHIBIT B
                             COMPENSATION COMMITTEE
            POWERS AND RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

         1.       Primary Functions, Powers and Responsibilities.

                  (a) Primary Functions. To the extent not otherwise provided in the applicable Plan documents or the Corporation's By-Laws, the members of the Compensation Committee shall be fiduciaries for the Plans and shall have authority to and shall: (i) have authority to and shall be responsible for the claims administration of the Plans; (ii) conduct the business and activities of the Plans in accordance with the provisions of the Plan documents and these ByLaws; and (iii) determine the annual base salary and other remuneration for the officers of the Corporation, including the granting of any options or other awards pursuant to any incentive plans adopted by the Corporation.

                  (b). Powers. The Compensation Committee shall have such powers as may be necessary to discharge their responsibilities in administering benefit claims under the Plans, and shall also determine the annual base salary and other remuneration of the officers of the Corporation. The Compensation Committee shall have full and complete authority and control over the Plans unless such authority or control is allocated or delegated otherwise. Any determination made by the Compensation Committee in the exercise of these powers shall be binding upon all persons. The Compensation Committee shall have full and complete authority and control over the determination of entitlement to compensation under the Plans.

                  (c) Responsibilities. In connection with their operation and administration of the Plans, unless the following responsibilities are allocated or delegated otherwise, the Compensation Committee shall:

                      (i) Determine the right of any person to a benefit. In the exercise of this responsibility, the Compensation Committee shall provide every applicant whose application for benefit is denied wholly or partially with a written notice setting forth the reason or reasons for the denial and any additional information required by applicable law. Further, the Compensation Committee shall adopt a written appeal procedure which shall provide a claimant with a reasonable opportunity to appeal a full or partial denial of a benefit application.

                      (ii) Maintain books of account, records and other data as may be necessary for the proper administration and operation of the Plans, and a record of all transactions, meetings and the actions taken at meetings or by informal action of the Compensation Committee, including minutes of all Compensation Committee meetings. A copy of the minutes of the Compensation Committee meetings shall be retained as a record of the Plans. All of said books, records and data shall be available at the office of the Compensation Committee during business hours for inspection by authorized representatives of the Corporation.

                      (iii) Prepare, execute, file and retain a copy for the Plans' records of all reports required by law or deemed by them to be necessary or appropriate for the proper administration of the Plans.

         2. Special Powers. In addition to such powers as are conferred by law or as set forth elsewhere, the powers of the Compensation Committee in connection with their managing and controlling claims under the Plans shall include, but shall not be limited to, the following:

            (a) Engage Experts. To employ suitable agents, advisors and counsel as they may deem necessary and advisable for the efficient operation and administration of benefit claims under the Plans and to employ one or more persons to render advice with regard to any responsibility or power of the Compensation Committee. The cost of such services and other administrative expenses shall be paid by the Plans, to the extent permitted by applicable law.

            (b) Post-Plan Termination. To continue to have and to exercise after the termination of the Plans, and until final distribution of all assets, all of the powers, discretions, rights and duties conferred or imposed upon the Compensation Committee hereunder, or by law.

            (c) Plan Participants. To determine, from time to time, who shall be participants; the nature, type

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


COMPENSATION COMMITTEE RESPONSIBILITIES

and character of the compensation to be provided under the Plans and the medium by which such Compensation shall be provided.

                  (d) Interpret Plan Documents. To construe and interpret the Plan documents.

                  (e) Receive Information. To receive from the Corporation or the participants or their beneficiaries or dependents such information as shall be necessary for the proper administration of the Plans.

                  (f) Administration Reports. To furnish the Corporation, upon request, such reports with respect to the administration of the Plans as are reasonable and appropriate.

                  (g) Establish Procedures. To prescribe procedures to be followed by any persons in applying for any compensation under the Plans, and to designate the forms or documents, evidence and such other information as the Compensation Committee may reasonably deem necessary, desirable or convenient to support an application for Compensation under the Plans.

                  (h) Establish Eligibility Standards. To adopt such By-Laws, rules, regulations, actuarial tables, forms and procedures from time to time as they deem advisable and appropriate in the proper determination of eligibility for Compensation under the Plans, provided the same are consistent with the terms of the Plan documents and the By-Laws.

                  (i) Purchase Insurance. To the extent such as is consistent with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") section 410(b), to purchase out of the assets of the Plans insurance for the benefit of the Plans and/or the protection of the Compensation Committee against any losses by reason of errors or omissions or breach of fiduciary duty.

         (j) Enter Into Contracts. To enter into any and all contracts and agreements for carrying out the terms of the Plans; for the determination of eligibility for compensation under the Plans; to do all acts as they, in their discretion, may deem necessary or advisable; and such contracts and agreements and acts shall be binding and conclusive on the parties hereto and on the participants involved.

         (k) General Discretion. To do all acts, whether or not expressly authorized herein, which the Compensation Committee may deem necessary or proper in connection with the Plans, although the power to do such acts is not specifically set forth herein.

         Notwithstanding any provisions set forth in this Paragraph 2 to the contrary, the Compensation Committee shall exercise any power in any manner which is consistent with the applicable provisions of Title I ERISA.

                                    EXHIBIT C
                              NOMINATING COMMITTEE
             POWERS AND RESPONSIBILITIES OF THE NOMINATING COMMITTEE

                  Primary Functions and Responsibilities. The Nominating Committee is established to provide a slate of candidates to fill new seats on the Board of Directors or vacancies that occur from time to time and a slate of candidates for the Board of Directors to be recommended for election by the shareholders of the Corporation. The Nominating Committee shall report its nominations to the Board of Directors not less than 90 days prior to the date of the annual shareholder meeting and not less than 30 days prior to the date of the meeting of the Board of Directors at which the nomination of candidates is scheduled to be addressed.